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                                                                EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the following:

- - To the incorporation by reference in this Registration Statement of Medaphis Corporation on Form S-4 (the "Registration Statement") of our report dated May 6, 1996 relating to the supplemental consolidated financial statements of Medaphis Corporation appearing in the Current Report on Form
   8-K dated May 23, 1996 of Medaphis Corporation;

- - To the incorporation by reference in the Registration Statement of our report dated March 15, 1996 relating to the financial statement schedule of Medaphis Corporation appearing in the Annual Report on Form 10-K of Medaphis Corporation for the year ended December 31, 1995;

- - To the use in the Registration Statement of our report dated May 23, 1996 relating to the consolidated financial statements of Health Data
   Sciences Corporation as of March 31, 1996 and 1995 and for each of the three years in the period ended March 31, 1996, appearing in the Proxy Statement/Prospectus, which is a part of the Registration Statement;

- - To the incorporation by reference in the Registration Statement of our report dated October 11, 1995 (December 29, 1995 as to Note 15), relating to the combined financial statements of Medical Management Sciences, Inc. as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, appearing in the Current Report on Form 8-K dated December 29, 1995 of Medaphis Corporation;

- - To the incorporation by reference in the Registration Statement of our report dated February 17, 1995 (March 17, 1995 as to Note 8), relating to the combined financial statements of the Atwork Companies as of December 31, 1994 and 1993 and for the years then ended, appearing in the Current Report on Form 8-K dated March 17, 1995 of Medaphis Corporation; and

- - To the reference to us under the heading "Experts" in the Proxy Statement/ Prospectus, which is part of the Registration Statement.

Deloitte & Touche LLP

Atlanta, Georgia
May 23, 1996